EXHIBIT 20.3


Date: November 16, 2004


                     STATEMENT OF UNAMINOUS WRITTEN CONSENT
                  TO ACTION TAKEN IN LIEW OF THE ANNUAL MEETING
                               OF THE DIRECTORS OF
                        GLOBAL ENVIRONMENTAL ENERGY CORP
                              BY WAIVIER OF NOTICE




DATE: November 16, 2004
Time: 12.40 PM GMT
Place:Telephonically



THE UNDERSIGNED, being all of the directors of Global Environmental Energy Corp., f/k/a Life Energy & Technology Holdings, Inc., a Bahamas Corporation and a U.S. Public Company (the Corporation) do hereby take the following actions in the name of and on behalf of the Corporation:

At a telephonic meeting of the Board of Directors of Global Environmental Energy, Inc f/k/a Life Energy & Technology Holdings, Inc., held pursuant to waiver of notice and attended by all members on November 16, 2004, and after due discussion,

IT WAS UNANIMOUSLY RESOLVED THAT:

     1. That GEEC would authorize a 5-for-100 stock split of its Common Stock in the form of a stock dividend with each shareholder of record on December 10, 2004 (the "Record Date") being entitled to receive a stock dividend of 5 shares of the Common Stock of the Company for each 100 shares of Common Stock held as of the Record Date with delivery on January 17th 2005.

     2. Under the terms of this stock split, GEEC stockholders will receive a dividend of 5 shares of common stock for every one hundred shares of common stock held on that record date. In order to receive the stock dividend, a stockholder of record on the record date must continue to hold GEEC stock through the dividend payment date

     3. All officers and agents are authorized to take appropriate corporate action to effect these changes.

     4. Appropriate officers and or agents make such notification to operating agencies and the public as may be required.



IN WITNESS WHERE OF:       The undersigned have executed this Consent:

Dr CA McCormack
Director, President and Chief Executive Officer      /s/ Dr.  CA McCormack
                                                    ----------------------------

Mr. Salim Ghafari
Director, Chief Financial Officer                   /s/ Salim Ghafari
                                                    ----------------------------

Dr A Reynolds
Director, Chairman                                  /s/ Dr A Reynolds
                                                    ----------------------------